        As filed with the Securities and Exchange Commission on March 30, 2000
                                                         Registration No. 333-
-------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                -------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                                -------------

                      Aspect Communications Corporation
           (Exact name of Registrant as specified in its charter)

                                -------------

               California                             94-2974062
      (State of other jurisdiction      (I.R.S. Employer Identification Number)
   of incorporation or organization)


                                -------------

                           1310 Ridder Park Drive
                       San Jose, California 95131-2312
                               (408) 325-2200
                  (Address of principal executive offices)

                                -------------

                     PakNetX Corporation 1997 Stock Plan
                          (Full title of the plans)

                                -------------

                              James R. Carreker
                    Chairman and Chief Executive Officer
                      Aspect Communications Corporation
                           1310 Ridder Park Drive
                       San Jose, California 95131-2312
                               (408) 325-2200
(Name, address and telephone number, including area code, of agent for service)

                                -------------

                                 Copies to:
                             Richard Scudellari
                           Morrison & Foerster LLP
                             755 Page Mill Road
                         Palo Alto, California 94304
                               (650) 813-5600


                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
        Title of              Maximum Amount         Proposed Maximum       Proposed Maximum           Amount of
    Securities to be              to be               Offering Price       Aggregate Offering        Registration
      Registered               Registered (1)          Per Share (2)             Price (2)                 Fee
----------------------------------------------------------------------------------------------------------------------
PakNetX Corporation
1997 Stock Plan
Common Stock, $.01 par
 value..................     152,822 shares                    $44.2188              $6,757,605              $1,785.00

(1) Pursuant to the Agreement and Plan of Merger dated as of February 1, 2000, by and among Aspect Communications Corporation, Tango Acquisition Corporation, and PakNetX Corporation, the Registrant assumed all of the outstanding options to purchase Common Stock of PakNetX Corporation under the PakNetX Corporation 1997 Stock Plan and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based upon the average of the high and the low sale prices of the Common Stock as reported in the Nasdaq National Market System on March 28, 2000.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference
         ---------------------------------------

   The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999; and

  (2) The description of the Company's capital stock contained in its Registration Statement on Form 8-A as filed with the Commission on March 22, 1990, including any amendment thereto or report filed for the purpose of updating such description.

   All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description Of Securities
         -------------------------

   Not Applicable

Item 5.  Interests Of Named Experts And Counsel
         --------------------------------------

   Not Applicable

Item 6.  Indemnification Of Directors And Officers
         -----------------------------------------

   Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by the law. In addition, the Registrant carries director and officer liability insurance in the amount of $30 million.

Item 7.  Exemption From Registration Claimed
         -----------------------------------

   Not Applicable

Item 8.  Exhibits
         --------

        Exhibit
        Number              Document
        -------             --------
        4.1       Amended and Restated Articles of Incorporation of the
                  Registrant (1)
        4.2       Bylaws of the Registrant, as amended to date (2)
        4.5       PakNetX Corporation 1997 Stock Plan
        5.1       Opinion of Morrison & Foerster LLP
        23.1      Independent Auditors' Consent
        23.2      Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto)
        24.1      Power of Attorney (see page 5)
-------------
(1) Incorporated by reference to exhibit 3.1 and 3.4 to the Registrant's previously filed Form 10-Ks or Form 10-Qs.
(2) Incorporated by reference to exhibit 3.3 to the Registrant's previously filed Form 10-Ks or Form 10-Qs.

Item 9.    Undertakings
           ------------

The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Aspect Communications Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 29, 2000.

                                       ASPECT COMMUNICATIONS CORPORATION


                                 By:  /s/ James R. Carreker
                                 --------------------------
                                 (James R. Carreker,
                                 Chairman and Chief Executive Officer)


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Carreker and Kevin T. Parker, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                        Title                                  Date
/s/ James R. Carreker                         Chairman, Chief Executive Officer and                 March 29, 2000
--------------------------------------------  Director (Principal Executive Officer)
     (James R. Carreker)

/s/ Kevin T. Parker                           Senior Vice President, Finance and Chief              March 29, 2000
--------------------------------------------  Financial Officer (Principal Financial
     (Kevin T. Parker)                        Officer and Accounting Officer)

/s/ Debra J. Engel                            Director                                              March 29, 2000
--------------------------------------------
     (Debra J. Engel)

/s/ Norman A. Fogelsong                       Director                                              March 29, 2000
--------------------------------------------
     (Norman A. Fogelsong)

/s/ John W. Peth                              Director                                              March 29, 2000
--------------------------------------------
     (John W. Peth)

                               INDEX TO EXHIBITS



Exhibit
Number
-------
4.1       Amended and Restated Articles of Incorporation
          of the Registrant (1)
4.2       Bylaws of the Registrant, as amended to date (2)
4.5       PakNetX Corporation 1997 Stock Plan
5.1       Opinion of Morrison & Foerster LLP
23.1      Independent Auditors' Consent
23.2      Consent of Morrison & Foerster LLP
          (contained in Exhibit 5.1)
24.1      Power of Attorney (see page 5)
---------------
(1) Incorporated by reference to exhibit 3.1 and 3.4 to the Registrant's previously filed Form 10-Ks or Form 10-Qs.
(2) Incorporated by reference to exhibit 3.3 to the Registrant's previously filed Form 10-Ks or Form 10-Qs.